UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Registration No.   333-160536

AMENDMENT NO. 1

FINDITALL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

5960

(Primary Standard Industrial Classification Code Number)

_______________
(I.R.S. Employer Identification No.)

41 Owatonna Street
Haworth, New Jersey 07641
Fax: (201) 586-0258
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corie Weisblum
41 Owatonna Street
Haworth, New Jersey 07641
Fax: (201) 586-0258
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Barbara R. Mittman, Esq.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Tel: (212) 697-9500
From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1), (2)	Proposed Offering Price Per Share (3), (4)	Proposed Maximum Aggregate Offering Price(3), (4)	Amount of Registration Fee
Common Stock, to be offered for resale by selling stockholders	30,575,000	$0.50	$15,287,500.00	$2,790.00

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares issued by FindItAll, Inc. in private placement transactions completed on June 1, 2009.

(3)	This price was arbitrarily determined by FindItAll, Inc.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED _________________, 2009

FINDITALL, INC.

PROSPECTUS

30,575,000 SHARES
COMMON STOCK

The selling stockholders named in this prospectus are offering the 30,575,000 shares of common stock of FindItAll, Inc. The selling stockholders acquired the shares directly from our company in private offerings that were exempt from the registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell the shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Bulletin Board or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Although we intend to seek to have our common stock quoted on the OTC Bulletin Board, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The purchaser in this offering may be receiving an illiquid security. In order to apply for quotation of our common stock, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide any assurance that we will be able to locate a market maker willing to file a Form 15c-211 for our company. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will pay for the expenses of this offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 9 through 13 before buying any shares of our common stock.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is: ____________, 2009

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “FindItAll” refers to FindItAll, Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common stock.

Overview of Our Business

FindltAll, Inc., (the "Company"), is an Internet company aimed at generating revenues from o ur e -commerce business which sell s specialty products through the i nternet. Through future planned advertising on social networks , we hope to be able to reach users both through referral sites that do not charge us and through basic Internet advertising.  FindltAll ’s easy to remember domain name receives traffic through direct navigation and organic search results on the major search engines. Our FindltAll subsidiary, American MoBlog, Inc., hopes to operate a website for a local search directory and advertising network that will bring local advertising to targeted consumers.

We are a development-stage company.  Our success will be driven by our ability to create, grow and monetize an online audience in a cost-effective manner and enable advertisers to reach relevant online consumers effectively. Revenues are currently derived from the markup to the products we offer for sale.   If we are unable to generate material revenues or obtain adequate financing, our business may fail and you may lose some or all of your investment in our common stock.

Company Information

We were incorporated on May 22, 2008 pursuant to the laws of the State of Nevada. Our principal executive offices are located at 41 Owatonna Street,, Haworth, New Jersey 07641 and our telephone number is (516) 526-6510. Our Internet address is www.FindItAll.com.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Special Note Regarding Forward-Looking Statements

Some of the statements under “Overview of Our Business”, “Risk Factors”, “Plan of Operation”, “Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “intends to”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors”, “Plan of Operation” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

The Offering

Selling Security Holders:
The selling stockholders named in this prospectus are existing stockholders of FindltAll who purchased shares of our common stock in private placement transactions completed on June 1, 2009. The issuance of the shares by us to the selling stockholders was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). See “Selling Security Holders.”

Securities Being Offered:	Up to 30,575,000 shares of our common stock, par value $0.0001 per share.
Offering Price:
The selling stockholders will sell the shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Bulletin Board or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We intend to seek to have our common stock quoted on the OTC Bulletin upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”), but we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.

Minimum Number of Shares To Be Sold in This Offering:	None.
Common Stock Outstanding Before and After the Offering:
100,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the 30,575,000 shares of common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.
Risk Factors:	See “Risk Factors” below and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

BALANCE SHEET	Nine Months Ended September 30 , 2009 (Unaudited)	Period from Inception (May 22, 2008) to December 31, 2008 (Audited)
Total Assets	$6,409	$15,364
Total Liabilities	$1,583	$5,559
Shareholder's Equity	$4,826	$9,805
OPERATING DATA
Revenue	743	$720
Net Loss	$(5,120)	$(15,317)
Net Loss Per Share	$(0.00)	$(0.00)

We have operated at a loss since our inception, and we cannot assure you that we will operate at a profit in the future. Because we have operated at loss, we have relied upon a private placement of common stock to fund our operations since our inception, and must continue to rely on debt or equity investments until we operate profitably, if ever.

Our auditor's report dated May 26, 2009 on our financial statements for the year ended December 31, 2008 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. We continue to be undercapitalized because of our continued losses from operations and do not have sufficient financial resources to meet the anticipated costs of completing the development and marketing of our social networking and loyalty marketing services. Accordingly, we will need to obtain additional financing in order to complete our plan of operation and meet our current obligations as they come due.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

The fact that we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors’ report in connection with our audited financial statements.

We do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs.  Because of all of these factors, our independent auditors’ report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our products and services gain significant popularity. Management projects that we may require an additional $50,000 to fund our operating expenditures for the next twelve month period. If we are unable to generate material revenues or obtain adequate financing, our business may fail and you may lose some or all of your investment in our common stock.

Since we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

We are a development-stage company and have not fully completed the development of our online retail services and established our marketing initiatives. We were incorporated on May 22, 2008 and to date have been involved primarily in organizational activities and initial development and beta testing of our online retail services.   To date, our website is operational and the beta testing is almost completed .   Thus we have no way to evaluate the likelihood that we will be able to operate our business successfully. We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of debt and/or equity to pay for the development expenses. We have not earned any significant revenue. Failure to generate revenue may cause us to go out of business, which will result in the complete loss of your investment.

We face significant competition from other more established online retail sales services.

We compete with other online retail companies possessing greater financial resources and technical facilities than we do.  Accordingly, these competitors may be able to spend greater amounts on hiring and retaining qualified personnel to conduct our planned activities, which could cause delays in implementing our plans.

Since our sole officer and director has no direct experience in the online retail  services’ industries, we may never be successful in implementing our business strategy, which will result in the loss of your investment.

Corie Weisblum, our sole officer and director, has no direct experience in the online retail sales services. As a result, she may not be fully aware of many of the specific requirements of operating an online retail business.  Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to her lack of experience in this area. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

Compensation may be paid to our officers, directors and employees regardless of our profitability. Such payments may negatively affect our cash flow and our ability to finance our business plan, which would cause our business to fail.

Although Corie Weisblum, our sole officer and director, is not receiving monetary compensation, she and any future employees of our company may, in the future, be entitled to receive monetary compensation, payments and reimbursements regardless of whether we operate at a profit or a loss.   Ms. Weisblum did, however, receive 1,000,000 shares of the Company’s common stock as compensation for her employment.   Any monetary compensation received by Ms. Weisblum, or any other personnel in the future, will be determined from time to time by the Board of Directors, which currently consists of Ms. Weisblum in her capacity as our sole officer and director. We expect to reimburse our sole officer and director and any future personnel for any direct out-of-pocket expenses they incur on behalf of us.

Risks Related To The Internet Industry

Our business depends on the development and maintenance of the Internet infrastructure.

The success of our business will depend largely on the further development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services.

If we are unable to hire and retain highly qualified personnel with experience in online retail sales and marketing , we may not be able to implement our business plan and our business will fail.

Our success will largely depend on our ability to hire or contract highly qualified personnel with experience in online retail sales and marketing.  These individuals may be in high demand and we may not be able to attract the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Currently, we have not hired any key personnel.  Our failure to hire key personnel when needed could have a significant negative effect on our business.

We do not have any Intellectual Property protection on FindItAll.com.

To date, we have not applied for any patent, trademark, trade name or copyright protection. We intend to file to protect the trademark “FindItAll.com.”. We do however, currently hold various domain name registrations relating to our brands, FindltAll.com and AmericanMoBlog.com.

There is a risk that we may be unable to continue our services or continue operations if we experience uninsured losses or an act of God.

In the event of a major earthquake or major power failure, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to provide online retail sales services and thus adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

We are dependant on third-party providers for internet services and may not be able to continue operations if there is a disruption in the supply of such services.

We depend and will continue to depend upon third-party independent contractors such as Yahoo for hosting and Pay Pal for processing payments for which we pay monthly subscription fees.  We cannot guaranty that these third party independent contractors will continue to allow us to subscribe to their services. We also anticipate hiring contractors to enhance our website and complete the development of the AmericanMoBlog.com website. Such third party contractors have no fiduciary duty to the shareholders of our company and may not perform as expected. Inasmuch as the capacity for certain services by certain third-parties may be limited, the inability of those third-parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

We may suffer from rapidly changing products, services and technologies related to the internet, which could make our products and services obsolete.

The online retail sales services’ industry is generally characterized by rapidly changing products, services and technologies that could result in the obsolescence or short life cycles of our services. These market characteristics are exacerbated by the changing nature of the networking business and the fact that in the near future many companies may introduce services similar to those offered by us. Accordingly, our ability to compete will depend upon our ability to continually enhance and improve our services, and to provide new and innovative services. Competitors may develop services or technologies that render those of our company obsolete or less marketable. In addition, our systems and services may not prove to be sufficiently reliable or robust in wide spread commercial application.

Competition from other internet providers.

Our primary competitors include internet search providers such as Google and Yahoo! which have a strong global present, well-established brand names, more users and customers and significantly greater financial resources than we do. We compete with these entities for both users and customers on the basis of user traffic, quality (relevance) and quantity (index size) of search results, availability and ease of use of our products and services, the number of customers, distribution channels and the number of associated third-party websites. We also face competition from traditional advertising media, such as newspapers, yellow pages, magazines, billboards and other forms of outdoor media, television and radio which compete for a share of our customers’ marketing budgets. Large enterprises currently spend a relatively small percentage of their marketing budgets on online marketing as compared to the percentage they spend on other advertising media.

Existing or future government regulation of internet could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet.  Today there are relatively few laws specifically directed towards conducting business on the Internet.  However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels.  These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security.  Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business.  Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our Internet business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Related to This Offering

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We completed an offering of 100,000,000 shares of our common stock to investors as of June 1, 2009.  Since our inception, we have relied on such sales of our common stock to fund our operations. We will likely be required to conduct additional equity offerings in the future to finance our current business or to finance subsequent businesses that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us could become diluted.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  Upon obtaining a sufficient member of shareholders, we intend to apply for quotation of our common stock on the OTC Bulletin Board.  However, we can provide no assurance that our shares will be approved for quotation on the OTC Bulletin Board or, if quoted, that a public market will materialize.  If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, stockholders may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The shares offered by this prospectus constitute a penny stock under the Exchange Act.  The shares will remain classified as a penny stock for the foreseeable future.  The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Exchange Act.  Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

FORWARD-LOOKING STATEMENTS AND INFORMATION

All statements other than statements of historical fact contained in this Prospectus and Registration Statement are forward-looking statements. Forward-looking statements generally are accompanied by words such as “may,” “should,” “plan,” “predict,” “anticipate,” “believe,” “estimate,” “intend,” “project,” “potential” or “expect” or similar statements. The forward-looking statements were prepared on the basis of certain assumptions which relate, among other things, to the demand for and cost of marketing our services, our ability to anticipate and respond to technological changes in a highly competitive industry characterized by rapid technological change and rapid rates of product obsolescence, our ability to develop and market new product enhancements and new products and services that respond to technological change or evolving industry standards, and the cost of protecting our intellectual property. Even if the assumptions on which the forward-looking statements are based prove accurate and appropriate, the actual results of our operations in the future may vary widely due to technological changes, increased competition, new government regulation or intervention in the industry, general economic conditions and other risks described elsewhere in this Prospectus and Registration Statement. See “Risk Factors”. Accordingly, the actual results of our operations in the future may vary widely from the forward-looking statements included herein. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements in this paragraph.

USE OF PROCEEDS

We are not selling any shares of common stock in this offering and, therefore, we will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the shares.

DETERMINATION OF OFFERING PRICE

Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.   In order for our stock to be quoted on the OTC Bulletin Board, a market maker must file an application on behalf of the Company in order to make a market for the common stock. We cannot provide our investors with any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The offering price of $0.50 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution  in terms of the number of shares held by our existing stockholders.  However, there will be price dilution, since shares were acquired at a considerable discount.

SELLING STOCKHOLDERS

The selling stockholders are offering up to  30,575,000 shares of common stock.  The selling stockholders acquired the shares of common stock offered through this prospectus from private placement transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 .  At the time of purchase of such securities, each of the selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares.

The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Selling shareholders will sell their shares at a fixed price of $0.50, which such shares are quoted on the OTC Bulletin Board.

Other than the costs of preparing this prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales by the selling stockholders.

The following is a list as of June 1, 2009 of selling stockholders who own an aggregate of 30,575,000 shares of our common stock covered in this prospectus. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

Name of Selling Stockholder (1)	Beneficial Ownership Before Offering (1) (2)		Number of Shares Being Offered
	Number of Shares	Percent (3)		Percent of Beneficial Ownership After Offering (3)
Corie Weisblum (2)	27,500,000	27.50%	6,875,000	25%
Barbara R. Mittman (5), (6)	13,200,000	13.2%
Eliot Jacobson (6)	6,600,000	2%	1,650,000	25%
Joshua Jacobson (6)	2,200,000	2%	550,000	25%
Jeffrey Jacobson (6)	2,200,000	2%	550,000	25%
Jamie Jacobson (6)	2,200,000	2%	550,000	25%
Amy Lau	3,000,000	3%	750,000	25%
Wendy O’Connor	5,000,000	5%	1,250,000	25%
Peter Wright	10,000,000	10%	2,500,000	25%
Robb Knie (7)	27,500,000	27.50%	6,875,000	25%
BigString Corporation (8)	5,000,000	5%	1,250,000	25%

TOTAL	100,000,000	100%	30,575,000

Notes:

1.           Includes, when applicable, shares owned of record by such person’s minor children over whose shares of common stock such person has custody, voting control, or power of disposition.

  2.           Corie Weisblum is the sole officer, director and employee of the Company.

3.            The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

4.            Applicable percentage of ownership is based on 100,000,000 common shares outstanding as of the date of this prospectus.

5.            Barbara R. Mittman is legal counsel for the Company.

6.            Eliot Jacobson is the spouse of Barbara R. Mittman.  Jeffrey Jacobson and Jamie Jacobson are the minor children of Eliot Jacobson and Barbara R. Mittman.  Joshua Jacobson is the adult child of Eliot Jacobson and Barbara R. Mittman.   Together, Eliot Jacobson, Joshua Jacobson, Jeffrey Jacobson, and Jamie Jacobson beneficially own 8,800,000 shares of common stock or 8% of the total issued and outstanding.  Barbara R. Mittman disclaims beneficial interest of the aggregate shares owned by Eliot Jacobson, Jeffrey Jacobson, Jamie Jacobson and Joshua Jacobson.   Eliot Jacobson disclaims beneficial interest in the shares owned by Joshua Jacobson.   Eliot Jacobson, who has investment and/or voting control over the shares owned by Eliot Jacobson, Jeffrey Jacobson and Jamie Jacobson, is deemed the beneficial owner of the shares owned by Eliot Jacobson , Jeffrey Jacobson and Jamie Jacobson.

   7.          Robb Knie is a consultant of the Company pursuant to a formal Consulting Agreement.

8.     Darin Myman, Adam M. Kotkin, and Robert S. DeMeulemeester, officers and directors of BigString Corporation, have investment and/or voting control over the shares owned by BigString Corporation.

Except as disclosed above, none of the selling stockholders:

(i) has had a material relationship with us other than as a stockholder at any time within the past three years; or

(ii) has ever been one of our officers or directors.

We may require the selling stockholders to suspend the sales of the shares of our common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

We are registering the shares currently held by certain of our stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders. The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.50 per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange. The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. In the event that any donee, pledgee, transferee or other successor-in-interest sells shares received from a person set forth on the “Selling Stockholders” table after the date of this prospectus, we will amend this prospectus by filing a post effective amendment to include the names of such donee, pledgee, transferee or other successor-in-interest selling such shares and disclose the applicable compensation arrangements.

If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC Bulletin Board:

·        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

·        purchases by a broker-dealer as principle and resale by the broker-dealer for its account;

·        an exchange distribution in accordance with the rules of the applicable exchange;

·        privately negotiated transaction;

·        broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

·        specified number of such shares at a stipulated price per share;

·        a combination of any such methods of sale; and

·        any other method permitted pursuant to applicable law.

As of the date of this prospectus, we have no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

 If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock. Following the consummation of this offering, we do not anticipate that any such trading market will develop. Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely. We will seek a market maker to sponsor our common stock on the OTC Bulletin Board. Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board. No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page  9 through 13 , above, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock owned by our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

·        sells for less than $5 a share,

·        is not listed on an exchange, and

·        is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and Securities and Exchange Commission regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

·        that transactions in penny stocks are suitable for the person and

·        the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer. Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased. Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another Securities and Exchange Commission rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a “risk disclosure document.” This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by the Congress and the Securities and Exchange Commission to abuses in the marketing of low-priced securities by “boiler room” operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·        Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·        Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·        “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

·        Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·        Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of June 1, 2009, a total of 100,000,000 shares of common stock are issued and outstanding, held by sixteen (16) registered stockholders. All issued and outstanding shares of common stock are fully paid and non-assessable.

Our common stock

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	have unlimited voting rights, with each share being entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our preferred stock

At this time we have no plans to issue any preferred stock. Our Articles of Incorporation authorize the Board of Directors, without stockholder action, to provide for the issuance of preferred stock in one or more series and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto. For example, our Board of Directors can determine the voting rights relating to preferred stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of preferred stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of preferred stock of any series in the event of liquidation, dissolution, or winding up of the affairs of our company, the rights, if any, of holders of preferred stock of any series to convert or exchange such preferred stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of our company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Preemptive Rights and Non-Cumulative Voting

Our stockholders do not have preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by our company. Also our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Corie Weisblum, our sole officer and director owns approximately 28% of our outstanding shares.

Dividend Rights

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest future earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Barbara R. Mittman, Esq., with offices at 551 Fifth Avenue, Suite 1601, New York, NY 10176, has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration offering of the common stock.  Ms. Mittman beneficially owns directly an aggregate of 13,200,000 shares of the Company’s common stock, which she received in lieu of payment for her legal services.

Li & Company, PC (“Li”), Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports.  Li has presented its report with respect to our audited financial statements.  The report of Li is included in reliance upon their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

OUR BUSINESS

Overview

We were incorporated on May 22, 2008 pursuant to the laws of the State of Nevada.  We are a Web-based retailer focused exclusively on children’s products, including toys, video games, books, software, videos, music and baby-oriented products which are purchased then resold at a markup to our purchase price. Our online store, located at www.FindItAll.com, currently offers a limited selection of competitively priced products  for sale, but we hope to increase the number of products we purchase for resale. We hope to deliver a unique shopping experience to consumers, the key components of which will include the following:

Convenient Shopping Experience. Our online store provides customers with an easy-to-use Web site. It is available 24 hours a day, seven days a week and may be reached from the shopper's home or office.   We would like to target customers in rural or other locations that do not have convenient access to physical stores. We also plan to make the shopping experience convenient by categorizing our products into easy-to-shop departments which will include toys, video games, books, software, videos, music and baby.   Although plans are not currently in place, we anticipate that advanced search technology will make it easy for consumers to locate products efficiently based on pre-selected criteria depending upon the department. For example, by using a quick keyword search or a sophisticated product search in our toy department, a customer can search by any combination of age, category, keyword or price.

Extensive Product Selection And Innovative Merchandising. We plan to offer a broad selection of products that would be economically or physically impractical to stock in a traditional store such as hand-made jewelry, hobby toys collections and memorabilia. We hope to provide consumers with a comprehensive selection of both traditional, well-known brands and specialty brands.   We currently have a very small number of customers but hope to increase that number in the future.

Product Reviews And Recommendations.   Although no such service is currently available, in order to assist customers in selecting appropriate products, we plan to publish recommendations and reviews by customers who have visited or used our site and the products accessible at FindItAll.com.

We plan to build our business on the unique characteristics of the Internet, which has transformed the way people express themselves and connect and interact with each other. As Internet usage grows and as new and extensive sources of consumer data become available, online  commerce is evolving and improving, leading retail sellers to increase spending for total advertising of products on the Internet. As a result of these trends, we believe there is a growing opportunity to build and monetize online audiences.

Industry Background

Our Strategy and Objectives

Our future objective is to be one of the world's leading online retailer s of specialty children’s retail products. Key elements of our strategy include the following:

Focus On Online Special Retailing Of Products.  We hope to become the primary place for consumers to purchase children's products by enhancing our current product offerings and expanding into additional categories. For example, we plan to launch hobby stores  selling specific hobbies such as toy collections and memorabilia as well as create new and distinct content areas focused on topics of interest to our customers.

Build Strong Brand Recognition.  We plan in the future to use only online advertising   to build brand recognition through third party search engines. We will focus our efforts primarily towards adults, who we believe are the principal decision-makers for purchases of children's products.   We plan on using search engines to advertise our e-commerce site.  The costs of the advertising depends on which sites we will choose to advertise on.  We cannot guarantee, that if we do advertise, where our advertisement will be placed or what those expenses will be.

Pursue Ways To Increase Net Sales.  We hope to pursue new opportunities to increase our net sales by opening new departments, increasing product selection and  adding more helpful and useful shopping services.

Promote Repeat Purchases.  We intend, in the future , to maximize the number of repeat purchases by our customers by targeting existing customers through direct marketing techniques, building features unique to each individual customer and enhancing our customer service.

AmericanMoBlog.  AmericanMoBlog, Inc. was incorporated on May 22, 2008 in the State of Nevada.  AmericanMoBlog intends to develop a website on which buyers of retail products can blog/write and review products bought and sold on the internet.  We plan to first survey other existing sites on the internet and develop a technique to use these reviews to decide what products FindItAll should carry.  AmericanMoBlog plans to use these customer reviews to develop an opt-in system so AmericanMoBlog can email customers special offerings.  AmericanMoBlog intends to make commission off any sales that take place due to web buying products advertised in those emails.  AmericanMoBlog is currently in the planning stages and we do not plan on having any significant revenues at this time.  The time frame on the launch of AmericanMoBlog is twelve to eighteen months as we will first study the opt-in email and review various internet sites.

Development of our AmericanMoBlog.com Web site.  AmericanMoBlog.com is currently under development and will offer bloggers the ability to post links through their blogs.   Although no plans currently exist, AmericanMoBlog.com intends to charge bloggers a traffic fee for sending web traffic to their blog.

We believe our strategy of continually enhancing customer experience and engagement on our FindltAll.com Web site will increase the frequency of visits and the time spent on our FindltAll.com Web site.

Intellectual Property

To date, we have not applied for any patent, trademark, trade name or copyright protection. We intend to file to protect and trademark the FindItAll.com name and logo. We currently hold various domain name registrations relating to our brands, including FindltAll.com and AmericanMoBlog.com.

Competition

We will compete with other companies, some of which have far greater marketing and financial resources and experience than we do, such as Google and Yahoo, who may offer for sale on behalf of other merchants the identical products we may sell on our website. We cannot guarantee that we will be able to penetrate our primary market and be able to compete at a profit. In addition to established competitors, there is ease of market entry for other retail companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new e-commerce retail companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

Government Regulations

We will be subject to state, federal and international laws and regulations applicable to online commerce, including user privacy policies, product pricing policies, Web site content and general consumer protection laws. Laws and regulations have been adopted, and may be adopted in the future, that address Internet-related issues, including online content, privacy, online marketing, unsolicited commercial email, taxation, pricing and quality of products and services. Some of these laws and regulations, particularly those that relate specifically to the Internet, were adopted relatively recently and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised law or regulation, which could decrease demand for our services, increase our cost of doing business, result in liabilities for us, restrict our operations or otherwise cause our business to suffer. Our failure, or the failure of our business partners, to accurately anticipate the application of these laws and regulations, or to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business.

Privacy, Data and Consumer Protection. The FTC and many state attorneys general are applying federal and state consumer protection laws to the online collection, use and dissemination of personal information and the presentation of Web site content. These regulations include requirements that we establish procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of certain types of information and provide users with the ability to access, correct and delete some of their personal information stored by us. These regulations also include enforcement and redress provisions. The specific limitations imposed by these regulations are subject to interpretation by courts and other governmental authorities. In addition, the FTC has conducted investigations into the privacy practices of companies that collect personal user information over the Internet and the use and disclosure of that information. We may become subject to the FTC's regulatory and enforcement efforts with respect to current or future regulations, or those of other governmental bodies, which may adversely affect our ability to collect demographic and personal information from members and our ability to use this information in our communications to members, which could adversely affect our marketing efforts. We believe that our information collection and disclosure policies will comply with existing laws, but a determination by a state or federal agency or court that any of our practices do not meet these standards could result in liability and adversely affect our business.

We may also be subject to regulation not specifically related to the Internet, including laws affecting direct marketers and advertisers. Compliance with these laws, or the adoption or modification of laws applicable to Internet advertising or marketing, could affect our ability to market our services, decrease the demand for our services, increase our costs or otherwise adversely affect our business.

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION OR PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operation

Over the twelve month period starting upon the effective date of this registration statement, we must raise additional capital of at least $50,000 to complete the staged design and development of our FindltAll.com and AmericanMoBlog.com Web sites and initiate further marketing activities, which include hosting, payment processing, and purchasing of products to resell.

If we can complete these stages and we receive a positive reaction from our potential members, we will attempt to raise additional money through a private placement, public offering or long-term loans to continue marketing our FindltAll.com to attract larger numbers of members. We will also continually refine our FindltAll.com Web site and optimize our marketing efforts from the market feedback we receive during the initial marketing phase and from our member’s feedback. We do not at this time have an estimate for this stage.

AmericanMoBlog is currently in planning stages and we do not plan on having any significant revenues at this time.  The time frame on the launch of AmericanMoBlog is twelve to eighteen months as we will first study the opt in email and review site business environment where we plan to use these customer reviews to develop an opt in system so AmericanMoBlog can email customers special offerings.  AmericanMoBlog intends to make commission off any sales that take place due to web buying products advertised in those emails.  We plan to first survey other existing review sites on the internet and develop a technique to use these reviews to decide what products FindItAll shall offer for sale.

At the present time, we have not made any arrangements to raise additional cash; however, we intend to raise additional capital through private placements once we gain a quotation on the Over-The-Counter Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for developing and further implementing the FindltAll.com and AmericanMoBlog.com Web sites. Once we begin marketing our FindltAll.com and AmericanMoBlog.com Web sites, we intend to hire an independent consultant(s) to market the Web site.

On May 22, 2008, Corie Weisblum, our sole officer and director, acquired 26,500,000 shares of our Company’s $0.0001 par value Common Stock for total cash consideration of $7,500.

On July 14, 2008, the Company sold 26,500,000 shares of its $0.0001 par value Common Stock to Robb Knie for a total cash consideration of $7,500.

Results of Operations

	Nine Months Ended September 30 , 2009	From Inception on May 22, 2008 Through December 31, 2008
Revenue	$743	$720
Operating Expenses	$5,846	$17,628
Net Loss	$(5,120)	$(17,561)

The following table shows a breakdown of material components of our expenses:

	Nine Months Ended September 30 , 2009	From Inception on May 22, 2008 Through December 31, 2008
Professional fees	$2,274	$13,352
Amortization	$2,831	$2,132
General and administrative expenses	$741	$2,144

Financing Activities

Financing activities resulted in a net cash inflow of $-0- for the nine months ended September 30 , 2009 and $15,540 for the period from Inception on May 22, 2008 through December 31, 2008.

We will only be pursuing our e-commerce.  We have not entered into any agreements for our products.  In early 2009, we were still working on the website, so that we had reduced sales.  However, we hope to generate more sales now that we are offering more products for sale.

We intend to seek additional funding through public or private financings to fund our operations through fiscal 2009 and beyond. However, if we are unable to raise additional capital when required or on acceptable terms, or achieve cash flow positive operations, we may have to significantly scale back operations which may affect our ability to continue as a going concern.

Satisfaction of Our Cash Obligations for the Next Twelve Months

As of September 30 , 2009, our cash balance was $ 3,115.  Our plan for satisfying our cash requirements for the next twelve months is through the sale of goods on our website, sale of shares of our common stock, third party financing, and/or traditional bank financing.   Since our website does not generate a lot of sales, we do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Our Future is Dependent upon Our Ability to Obtain Financing and Upon Future Profitable Operations from the Development of Our Business.

In order to obtain the necessary capital, we will seek equity and/or debt financing.  However, we are dependent upon our ability to secure equity and/or debt financing and there are no assurances that we will be successful. Without sufficient financing, it is unlikely for us to continue as a going concern.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through issuance of common stock and a small loan to the Company. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of listing or some form of advertising revenues. Additionally we hope to obtain additional financing to fund operations through common stock offerings, to the extent available.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Additional Disclosure of Outstanding Share Data

As of June 1, 2009, we had 100,000,000 shares of common stock issued and outstanding.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

DESCRIPTION OF PROPERTY

We do not own any real estate or other properties.  Our office is currently located, rent-free , at the home of our sole officer and director, at 41 Owatonna Street, Haworth, NJ 07641 and our telephone number is (516) 526-6510 and our fax number is (201) 586-0258.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  There are no material proceedings to which our sole executive officer and director is a party adverse to us or has a material interest adverse to us.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We do not expect to enter into financial instruments for trading or hedging purposes. We do not currently anticipate entering into interest rate swaps and/or similar instruments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders of Our Common Stock

As of the date of this prospectus, we had sixteen (16) registered stockholders.

No Public Market for Common Stock

There is currently no public market for our common stock. We intend to seek to have our common stock quoted on the OTC Bulletin Board, but we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange or, if quoted or traded, that a public market will materialize. Other than the shares being offered under this prospectus, there are no shares of our common stock that are being or have been proposed to be, publicly offered, the offering of which could have a material effect on the market price of our common stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Outstanding Options, Warrants or Convertible Securities

As of the date of this prospectus, we do not have any outstanding options, warrants to purchase our common stock or securities convertible into shares of our common stock.

Rule 144 Shares

None of shares of our common stock are eligible for sale pursuant to Rule 144 under the Securities Act. In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of a company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.           One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 1,000,000 shares as of the date of this prospectus; or

2.           The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless the company:

·        has ceased to be a shell Company;

·        is subject to the Exchange Act reporting obligations;

·        has filed all required Exchange Act reports during the preceding twelve months; and

·        at least one year has elapsed from the time the Company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that would prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.           We would not be able to pay our debts as they become due in the usual course of business; or

2.           Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. Our audited financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

The name, address, age, and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Corie Weisblum 41 Owatonna Street Haworth, NJ 07641	38	President, Secretary, Treasurer and sole Director

Corie Weisblum has been our President, Secretary, Treasurer and Director since inception.  Ms. Weisblum graduated from the University of Hartford in 1992 with a Bachelor of Arts degree.  From 1992 to 1994, she was a sales manager for 9 West Group in Manchester CT.  From 1995 to 1998, Ms. Weisblum worked in management at Bank of New York in Englewood NJ.  From 2004 to 2007, Ms. Weisblum was manager for GEM Advertising LLC in New York City, which worked with existing agency clients and developed new accounts.  From 2007 to the present time, Ms. Weisblum has been sales manager for Celeb Kids Inc., a large designer and manufacturer of children’s clothing.  She supervises shipping services for existing accounts and develops new sales.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statutes.  Our officers are appointed by our board of directors and hold office until removed by the board.

Conflicts of Interest

At the present time, we do not foresee any direct conflict of interest between Ms. Weisblum's other business interests and her involvement in our company nor any direct conflict of interest between Ms. Weisblum’s involvement in our company and her other business interests.  We will disclose any foreseeable conflicts of interect, direct or indirect, should they arise. Ms. Weisblum has the flexibility to work on our company approximately 20-30 hours per week. She is prepared to devote more time to our operations as may be required.

Board Committees

We currently do not have any committees of the Board of Directors.

EXECUTIVE COMPENSATION

Summary of Compensation

In 2008, Ms. Weisblum received 1,000,000 shares of common stock pursuant to her employment agreement, which shares are valued at $283.   There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director.

Long-term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

At present, we have no employees other than our current sole officer and director, Corie Weisblum.  Ms. Weisblum entered into a thirty-six months employment agreement with the Company effective as of May 27, 2008 for compensation equal to 1,000,000 shares of the Company’s common stock. We presently do not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future and which Ms. Weisblum will be entitled to. There are presently no personal benefits available to our director for time spent as a director.

Director Compensation

Our director is not compensated by us for acting as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer , director, and employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to those shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)	Amount outstanding after the Offering

Common Stock	Corie Weisblum 41 Owatonna Street Haworth, NJ 07641	27,500,000	27.50%	6,875,000

Common Stock	Peter Wright 4 Greenwich Office Park Connecticut 06831	10,000,000 (Direct)	10%	2,500,000

Common Stock	Robb Knie 6 Horizon Road, Suite 1903 Fort Lee, NJ 07024	27,500,000 (Direct)	27.50%	6,875,000

Common Stock	BigString Corporation 157 Broad Street, Suite 109 Red Bank, NJ 07701	5,000,000	5%	1,250,000

Common Stock	Eliot Jacobson 866 Longacre Avenue N. Woodmere, NY 11581	6,600,000 (Direct)	6%	1,650,000

Common Stock	Wendy O’Connor 79 Somerset Suffern, NY 10901	5,000,000		1,250,000

Common Stock	Barbara R. Mittman 551 Fifth Avenue, Suite 1601 New York, NY 10176	13,200,000 (direct and indirect)	13.2%	3,300,000

	All Officers and Directors as a Group (1 person)	27,500,000	27.50%	6,875,000

Notes:

1.            Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

        2.        As of June 1, 2009, there were 100,000,000 shares of our common stock issued and outstanding and sixteen (16) registered stockholders.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 22, 2008, Corie Weisblum, our sole officer and director, acquired 26,500,000 shares of our Company’s $0.0001 par value Common Stock for total cash consideration of $7,500.

In May, 2008, Corie Weisblum, our sole officer and director, entered into an Employment Agreement with the Company for which she received 1,000,000 shares of common stock as compensation.   The approximate dollar value for which the 1,000,000 shares are intended to compensate Ms. Weisblum is $283.

In May, 2008, Robb Knie entered into a Financial Consulting Agreement with the Company.  Mr. Knie received compensation of 1,000,000 shares of the Company’s common stock.   The approximately dollar value for which the 1,000,000 shares are intended to compensate Mr. Knie is $283.

On June 11, 2008, the Company issued 20,000,000 of its common stock at their par value of $0.0001 in exchange for all rights, title and interest in the Website and domain name www.FindItAll.com from BigString Corporation.   BigString Corporation subsequently sold 10,000,000 shares to Peter Wright and 5,000,000 shares to Wendy O’Connor.

On July 14, 2008, the Company sold 26,500,000 shares of its $0.0001 par value Common Stock to Robb Knie for a total cash consideration of $7,500.

As of June 1, 2009, Barbara R. Mittman, attorney for the Company, received 13,200,000 shares or 13.2% of the Common Stock of the Company as compensation for her legal services.  Therefore, Ms. Mittman is deemed a promoter of the Company.

Director Independence

Our common stock is not currently listed on a national securities exchange or an inter-dealer quotation system. We intend to apply to have our common stock quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our sole director is not independent because Corie Weisblum is an executive officer of our company.

REPORTS TO STOCKHOLDERS

We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effective date of this Registration Statement on Form S-1; as we are not registering a class of securities under Section 12 of the Exchange Act and will be considered a Section 15(d) filer rather than a fully reporting company; we will only be required to file annual and quarterly reports with the Securities and Exchange Commission for a period of twelve months as compared to a fully reporting company which is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission. We do intend to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Exchange Act . Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of FindltAll Inc. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving FindltAll Inc, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

 No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF THE COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SUBJECT TO COMPLETION, DATED ____________, 2009

PROSPECTUS

FINDITALL, INC.

30,575,000 SHARES
COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
December 31, 2008

F-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
FindItAll, Inc.
(A development stage company)
Haworth, New Jersey

We have audited the accompanying consolidated balance sheet of FindItAll, Inc. (the “Company”) (a development stage company) as of December 31, 2008 and the related consolidated statement of operations, stockholders’ equity and cash flows for the period from May 22, 2008 (Inception) through December 31, 2008.   These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and the results of its operations and its cash flows for the period from May 22, 2008 (Inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $15,317, a net loss and net cash used in operations of $15,317 and $2,084 for the period from May 22, 2008 (Inception) through December 31, 2008, respectively. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC
Li & Company, PC
Skillman, New Jersey
May 26, 2009

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheet

December 31, 2008
ASSETS
Current Assets:
Cash	$9,356
Prepaid expenses	81
Total Current Assets	9,437

Websites and website development, net of accumulated amortization of $1,173	5,927

TOTAL ASSETS	$15,364

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accrued expenses	$5,019
Due to shareholder	540
Total Current Liabilities	5,559

Stockholders' Equity:
Preferred stock: $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-
Common stock: $0.0001 par value; 500,000,000 shares authorized; 100,000,000 shares issued and outstanding	10,000
Additional paid-in capital	15,641
Deferred compensation	(464)
Deficit accumulated during the development stage	(15,372)
Total Stockholders’ Equity	9,805

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,364

See accompanying notes to consolidated financial statements.

FINDITALL INC.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Operations

For the Period from May 22, 2008 (Inception) through December 31, 2008

Revenue	$720
Cost of sales	653
Gross profit	67

Operating expenses:
Professional fees	12,094
Amortization	1,275
General and administrative	2,070
Total operating expenses	15,439

Net loss	$(15,372)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	86,053,812

See accompanying notes to consolidated financial statements.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Equity
For the Period from May 22, 2008 (Inception) through December 31, 2008

	Common Shares	Amount	Additional Paid-in Capital	Deferred Compensation	Accumulated Deficit	Total

May 22, 2008 (Inception)	27,500,000	$2,750	$5,033	$(283)	$-	$7,500

Issuance of common stock for website acquisition (valued at $0.00015 per share)	20,000,000	2,000	1,000			3,000

Stock issued for cash at $0.000283 per share on July 14, 2008	26,500,000	2,650	4,850			7,500

Common stock issued for services	26,000,000	2,600	4,758	(283)		7,075

Amortization of deferred stock compensation				102		102

Net loss					(15,372)	(15,372)

Balance, December 31, 2008	100,000,000	$10,000	$15,641	$(464)	$(15,372)	$9,805

See accompanying notes to consolidated financial statements.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPAY)
Consolidated Statement of Cash Flows

For the Period from May 22, 2008 (Inception) through December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of websites	1,173
Amortization of deferred stock compensation	102
Common stock issued for services	7,075
Changes in operating assets and liabilities
Increase in prepaid expenses	(81)
Increase in accrued expenses	5,019
Net Cash Used in Operating Activities	(2,084)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangibles	(4,100)
(4,100)
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	15,000
Advances from stockholder	540
Net Cash Provided By Financing Activities	15,540

NET CHANGE IN CASH	9,356

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$9,356

Supplemental Disclosure of Cash Flow Information:
Cash paid during the periods for:
Interest	$-
Taxes	$-
Non-Cash Financing and Investing Activities:
Common stock issued for Websites	$3,000
Common stock issued for future services	$100

 See accompanying notes to consolidated financial statements.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
December 31, 2008

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

FindItAll, Inc., (“FindItAll” or the “Company”), a development stage company, was incorporated on May 22, 2008 under the laws of the State of Nevada.  Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation.  A substantial portion of the Company’s activities has involved developing FindItAll.com, the company’s website and establishing contacts and visibility in the marketplace.  The Company has generated minimal revenues since inception.  The company has designed its website to enable products to be sold by third party merchants across various product categories.

AmericanMoBlog, Inc., was incorporated on May 22, 2008 under the laws of the State of Nevada.  AmericanMoBlog, of which the Company is the sole shareholder, is currently inactive.

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is still devoting substantially all of its efforts on establishing its business.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCONTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include all accounts of FindItAll as of December 31, 2008 and for the period from May 22, 2008 (inception) through December 31, 2008, and include all accounts of AmericanMoBlog, its wholly-owned subsidiary as of December 31, 2008 and for the period from May 22, 2008 (inception) through December 31, 2008.  All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7“Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”).  The Company has recognized minimal revenue, and is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Websites and Website Development

Websites and website development are stated at cost less accumulated amortization.  Website development is the capitalized cost of website development, including software used to upgrade and enhance the websites and processes supporting the business. As required by Statement of Position (SOP) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” the Company capitalizes costs incurred during the application development stage of software used to upgrade and enhance a website and amortizes these costs over its estimated useful life of two (2) years.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, prepaid expenses, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets.  The Company’s long-lived assets, which include websites and website development, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2008.

Revenue Recognition

The Company’s future revenues will be derived principally from product sales to the general public through our website.  The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Stock-based compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) and the Financial Accounting Standards Board Emerging Issues Task Force (“EITF”) Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) using the modified prospective method.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128.  "Earnings per Share" ("SFAS No. 128").  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2008.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending

December 31, 2009, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In May 2008, the FASB issued Statement of Financial Accounting Standard No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  The purpose of this standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  SFAS 162 categorizes accounting pronouncements in a descending order of authority.  In the instance of potentially conflicting accounting principles, the standard in the highest category must be used.  This statement will be effective 60 days after the SEC approves the Public Company Accounting and Oversight Board’s related amendments.  The Company believes that SFAS 162 will have no impact on their existing accounting methods.

In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 “Fair Value Measurements”. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will adopt this FSP for its quarter ending June 30, 2009. There is no expected impact on the financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1 “Interim Disclosures about Fair Value of Financial Instruments”. The FSP amends SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will include the required disclosures in its quarter ending June 30, 2009.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The FSP states that in developing assumptions about renewal or extension options used to determine the useful life of an intangible asset, an entity needs to consider its own historical experience adjusted for entity-specific factors. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension options. This FSP is to be applied to intangible assets acquired after January 1, 2009. The adoption of this FSP did not have an impact on the financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $15,372, a net loss and net cash used in operations of $15,372 and $2,084 for the period from May 22, 2008 (Inception) through December 31, 2008, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

While the Company is attempting to commence operations and generate sales, the Company’s cash position may not be sufficient to support the Company’s daily operations. While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - WEBSITES

On June 11, 2008, FindItAll acquired the website, FindItAll.com, pursuant to an asset purchase agreement.  FindItAll issued 20,000,000 shares to the sellers. The market value of FindItAll’s common stock on June 11, 2008 was $0.0001 per share. The purchase price of $3,000 has been allocated to Websites based on estimated fair value.  The acquisition includes right, title and interest in domain names, customer and member lists and source code.

On June 11, 2008, AmericanMoBlog, Inc. completed the acquisition of the website, AmericanMoBlog.com, pursuant to an asset purchase agreement.   AmericanMoBlog paid $100 to the sellers. The purchase price of $100 has been allocated to Websites based on estimated fair value.  The acquisition includes right, title and interest in domain names, customer and member lists and source code.

On October 2, 2008 the Company paid $4,000 for the design and implementation of the FindItAll.com website.

NOTE 5 - STOCKHOLDERS’ EQUITY

Issuance of common stock

The Company was incorporated on May 22, 2008. Upon the formation, the Company issued 26,500,000 shares of its common stock at $0.000283 per share for $7,500 to its Chief Executive Officer and issued her 1,000,000 shares of its common stock valued at $283 for future services of three years under her employment agreement.

On June 11, 2008 the Company issued 20,000,000 of its common stock at their par value of $0.0001 in exchange for all rights, title and interest in the Website and domain name www.FindItAll.com from BigString Corporation. The website was valued at of the fair market value of $3,000 on the date of acquisition.

On July 14, 2008, the Company sold 26,500,000 shares of its common stock at $0.000283 per share for $7,500 to one individual.  The Company issued an additional 1,000,000 shares at its fair market value of $0.000283 per share or $283 for services to be provided by an individual per a consulting agreement.

On July 14, 2008, the Company issued 25,000,000 shares of its common stock at its fair market value of $0.000283 per share or $7,075 to its attorneys, for services rendered.

NOTE 6 – CONCENTRATIONS AND CREDIT RISK

One customer accounted for 83.3% of total sales for the period from May 22, 2008 (Inception) through December 31, 2008.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Consulting agreement

In July 2008, the Company entered into a consulting agreement (“Consulting Agreement”) with a stockholder for a term of three years from the date of signing.  The stockholder was compensated with the issuance of 1,000,000 of the Company’s $.0001 par value Common Stock.  Either the Company or the Stockholder can terminate the Consulting Agreement without cause upon thirty (30) days’ notice to the other party.

Employment agreement

In May 2008, the Company entered into an employment agreement (“Employment Agreement”) with a majority stockholder and its sole director and officer for a term of three years from the date of signing.  The Employee was issued 1,000,000 shares of the Company’s common stock, valued at $283 for her three years worth of future service.  Either the Company or the Employee can terminate the Employment Agreement without cause upon thirty (30) days’ notice to the other party.

AmericanMoBlog Consulting agreement

In May 2008, the Company entered into a consulting agreement (“Consulting Agreement”) with a majority stockholder for a term of three years from the date of signing.  The consultant was prepaid $100.  The $100 that the Company paid has been reduced by $19, the seven months expense, with the balance of $81 remaining in prepaid expenses.  Either the Company or the Employee can terminate the Consulting Agreement without cause upon thirty (30) days’ notice to the other party.

NOTE 8 – LOAN PAYABLE SHAREHOLDER

On June 27, 2008, the Company was advanced $540 by a shareholder. The loan is payable on demand and bears no interest.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets

ASSETS
	September 30,	December 31,
	2009	2008
	(Unaudited)
Current Assets:
Cash	$3,115	9,356
Prepaid expenses	57	81
Total Current Assets	3,172	9,437

Websites and website development cost, net of accumulated amortization of $3,863 and $1,173, respectively	3,237	5,927

TOTAL ASSETS	$6,409	15,364

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued expenses	$1,043	5,019
Due to shareholder	540	540
Total Current Liabilities	1,583	5,559
Stockholders' Equity:
Preferred stock: $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.0001 par value; 500,000,000 shares authorized; 100,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	15,641	15,641
Deferred compensation	(323)	(464)
Deficit accumulated during the development stage	(20,492)	(15,372)
Total Stockholders’ Equity	4,826	9,805

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,409	15,364

See accompanying notes to consolidated financial statements.

FINDITALL INC.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended September 30, 2009	For the Period from May 22, 2008 (Inception) through September 30, 2008	For the Period from May 22, 2008 (Inception) through September 30, 2009

Revenue	$743	$609	$1,463
Cost of sales	17	580	670
Gross profit	726	29	793

Operating expenses:
Professional fees	2,274	7,075	14,368
Amortization	2,831	404	4,106
General and administrative	741	997	2,811
Total operating expenses	5,846	8,476	21,285

Net loss	$(5,120)	$(8,447)	$(20,492)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	100,000,000	75,858,779	93,729,839

See accompanying notes to consolidated financial statements.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholders’ Equity (Deficit)
For the Period from May 22, 2008 (Inception) through September 30, 2009
(Unaudited)

	Common Shares	Amount	Additional Paid-in Capital	Deferred Compensation	Accumulated Deficit	Total

May 22, 2008 (Inception)	27,500,000	$2,750	$5,033	$(283)	$-	$7,500

Issuance of common stock for website acquisition (valued at $0.00015 per share)	20,000,000	2,000	1,000			3,000

Stock issued for cash at $0.000283 per share on July 14, 2008	26,500,000	2,650	4,850			7,500

Common stock issued for services	26,000,000	2,600	4,758	(283)		7,075

Amortization of deferred stock compensation				102		102

Net loss					(15,372)	(15,372)

Balance, December 31, 2008	100,000,000	10,000	15,641	(464)	(15,372)	9,805

Amortization of deferred stock compensation				141		141

Net loss					(5,120)	(5,120)

Balance, September 30, 2009	100,000,000	$10,000	$15,358	$(323)	(20,492)	$4,826

See accompanying notes to consolidated financial statements.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPAY)
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2009	For the Period from May 22, 2008 (Inception) through September 30, 2008	For the Period from May 22, 2008 (Inception) through September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,120)	$(8,447)	$(20,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	2,690	404	3,863
Amortization of deferred stock compensation	141	55	243
Common stock issued for services	-	7,075	7,075
Changes in operating assets and liabilities
Decrease (increase) in prepaid expenses	24	(97)	(57)
Increase (decrease) in accrued expenses	(3,976)	-	1,043
Net Cash Used in Operating Activities	(6,241)	(1,010)	(8,325)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangibles	-	(100)	(4,100)
	-	(100)	(4,100)
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	-	15,000	15,000
Advances from stockholder	-	540	540
Net Cash Provided By Financing Activities	-	15,540	15,540

NET CHANGE IN CASH	(6,241)	14,430	3,115

CASH AT BEGINNING OF PERIOD	9,356	-	-
CASH AT END OF PERIOD	$3,115	$14,430	$3,115
SUPPLEMENTARY INFORMATION:
Cash paid during the periods for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Details of acquisitions:
Common stock issued for websites	$-	$3,000	$3,000
Common stock issued for future services	$-	$-	$100

See accompanying notes to consolidated financial statements.

FINDITALL, INC.
(A DEVELOPMENT STAGE COMPANY)
September 30, 2009 and 2008
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ORGANIZATION

FindItAll, Inc., (“FindItAll” or the “Company”), a development stage company, was incorporated on May 22, 2008 under the laws of the State of Nevada.  Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation.  A substantial portion of the Company’s activities has involved developing FindItAll.com, the company’s website and establishing contacts and visibility in the marketplace.  The Company has generated minimal revenues since inception.  The company has designed its website to enable products to be sold by third party merchants across various product categories.

AmericanMoBlog, Inc., was incorporated on May 22, 2008 under the laws of the State of Nevada.  AmericanMoBlog, of which the Company is the sole shareholder, is currently inactive.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10 and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing its business.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Websites and Website Development Cost

Websites and website development cost are stated at cost less accumulated amortization.  Website development cost is the capitalized cost of website development, including software used to upgrade and enhance the websites and processes supporting the business. As required by section 350-40-25-2 of the FASB Accounting Standards Codification the Company capitalizes costs incurred during the application development stage of software used to upgrade and enhance a website and amortizes these costs over its estimated useful life of two (2) years.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009 or 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended September 30, 2009 or 2008.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.   The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.

Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2009 or 2008.

Recently issued accounting standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with its annual report for the year ending December 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying consolidate financial statements, the Company had an accumulated deficit $20,492, a net loss and net cash used in operations of $5,120 and $6,241 for the interim period ended September 30, 2009, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

While the Company is attempting to commence operations and generate sales, the Company’s cash position may not be sufficient to support the Company’s daily operations. While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 – WEBSITES AND WEBSITE DEVELOPMENT COST

On June 11, 2008, FindItAll acquired the website, FindItAll.com, pursuant to an asset purchase agreement.  FindItAll issued 20,000,000 shares to the sellers. The market value of FindItAll’s common stock on June 11, 2008 was $0.0001 per share. The purchase price of $3,000 has been allocated to Websites based on estimated fair value.  The acquisition includes right, title and interest in domain names, customer and member lists and source code.

On June 11, 2008, AmericanMoBlog, Inc. completed the acquisition of the website, AmericanMoBlog.com, pursuant to an asset purchase agreement.   AmericanMoBlog paid $100 to the sellers. The purchase price of $100 has been allocated to Websites based on estimated fair value.  The acquisition includes right, title and interest in domain names, customer and member lists and source code.

On October 2, 2008 the Company paid $4,000 for the design and implementation of the FindItAll.com website.

Websites and website development cost at September 30, 2009 and December 31, 2008 consisted of the following:

	June 30, 2009	December 31, 2008
Websites and website development cost	$7,100	$7,100
Less: Accumulated amortization	(3,863)	(1,173)
	$3,237	$5,927

NOTE 5 - STOCKHOLDERS’ EQUITY

Issuance of common stock

The Company was incorporated on May 22, 2008. Upon the formation, the Company issued 26,500,000 shares of its common stock at $0.000283 per share for $7,500 to its Chief Executive Officer and issued her 1,000,000 shares of its common stock valued at $283 for future services of three years under her employment agreement.

On June 11, 2008 the Company issued 20,000,000 of its common stock at their par value of $0.0001 in exchange for all rights, title and interest in the Website and domain name www.FindItAll.com from BigString Corporation. The website was valued at of the fair market value of $3,000 on the date of acquisition.

On July 14, 2008, the Company sold 26,500,000 shares of its common stock at $0.000283 per share for $7,500 to one individual.  The Company issued an additional 1,000,000 shares at its fair market value of $0.000283 per share or $283 for services to be provided by an individual per a consulting agreement.

On July 14, 2008, the Company issued 25,000,000 shares of its common stock at its fair market value of $0.000283 per share or $7,075 to its attorneys, for services rendered.

NOTE 6 – CONCENTRATIONS AND CREDIT RISK

One (1) customer accounted for 83.3% and xx.x% of total sales for the interim period ended September 30, 2009 and For the Period from May 22, 2008 (Inception) through September 30, 2008, 2008, respectively.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after September 30, 2009, the balance sheet date, through December 3, 2009, the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 13.                       Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses (1)
Accounting Fees and Expenses	$5,000.00
Legal Fees and Expenses	$12,500.00
SEC Registration Fee	$2,790.00
Transfer Agent Fees	$1,500.00
Miscellaneous Expenses	$5,000.00
TOTAL	$26,790.00

Notes:

(1)           All amounts are estimates, other than the Security and Exchange Commission's registration fee.

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.                       Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”).

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of FindltAll Inc.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of FindltAll Inc, even if they are unsuccessful in defending that action, if the officer or director:

(a)           is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of FindltAll Inc, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Item 15.                      Recent Sales of Unregistered Securities

From May 22, 2008 through June 1, 2009, the Company distributed, issued or sold the following securities:

(a)           On May 27, 2008, we issued 1,000,000 shares of our common stock to Corie Weisblum, our sole director and officer as compensation for services rendered, and an additional 26,500,000 shares were sold to Ms. Weisblum on May 22, 2008 for a total cash consideration of $7,500.

(b)           In May, 2008, 1,000,000 shares were issued to Robb Knie as compensation pursuant to a Financial Consulting Agreement with the Company.  On July 14, 2008, the Company sold 26,500,000 shares to Mr. Knie for a total cash consideration of $7,500.

(c)           On May 28, 2008, 3,000,000 shares were issued to Amy Lau.

(d)           On May 28, 2008, 2,200,000 shares were issued to Joshua Jacobson.  Joshua Jacobson is the adult child of Barbara R. Mittman, attorney for the Company.

(e)           On May 28, 2008, 20,000,000 shares were issued to BigString Corporation, which were subsequently sold to Wendy O’Connor (5,000,000 shares) and Peter Wright (10,000,000 shares).

(f)           On May 28, 2008, 13,200,000 shares were issued to Barbara R. Mittman in lieu of legal fees
.

(g)           On May 28, 2008, 2,200,000 shares were issued to Eliot Jacobson.  Eliot Jacobson is the spouse of Barbara R. Mittman, attorney for the Company.

(h)           On May 28, 2008, 2,200,000 shares were issued to each of Jeffrey Jacobson and Jamie Jacobson, children of Eliot Jacobson and Barbara R. Mittman.

These securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 16.                       Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibits
3.1 *	Articles of Incorporation
3.2 *	Bylaws
5.1 * *	Opinion of Barbara R. Mittman, Esq. regarding the legality of the securities being registered
10.1 *	Employment Agreement between the Company and Corie Weisblum
10.2 *	Financial Consulting Agreement between the Company and Robb Knie
10.3 **	Form of Investment Certificate
23.1 * *	Consent of Li & Associates, Certified Public Accountants

* Filed Previously.

** Filed Herewith.

Item 17.                       Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 4, 2009.

FINDITALL, INC.

By: /s/ Corie Weisblum
Corie Weisblum
President, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Corie Weisblum
Corie Weisblum
President, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: December 4, 2009